UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2023
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE

This current report on Form 8-K/A amends the disclosure in Item 5.07 of the current report on Form 8-K, dated January 26, 2023, filed by Valvoline Inc. ("Valvoline") with the U.S. Securities and Exchange Commission, to disclose the Board of Directors' decision regarding how frequently Valvoline will conduct future advisory votes to approve the compensation paid to Valvoline's named executive officers ("Say on Pay").

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d) At Valvoline’s 2023 Annual Meeting of Shareholders (“Annual Meeting”), shareholders were asked to vote on a non-binding advisory resolution approving the frequency of the advisory Say on Pay vote. As previously reported, more than 96% of the shares of Valvoline common stock voted at the Annual Meeting were voted in favor of holding the advisory Say on Pay vote on an annual basis.

At a meeting on April 21, 2023, Valvoline’s Board of Directors considered these voting results and other factors and determined that Valvoline will conduct the advisory Say on Pay vote on an annual basis. Valvoline will hold future advisory Say on Pay votes on an annual basis until the occurrence of the next required shareholder advisory vote regarding the frequency of the advisory Say on Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: April 27, 2023	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary

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